Exhibit 10.1


PRESS RELEASE                        SOURCE: ADVANTAGE CAPITAL DEVELOPMENT CORP.

ADVANTAGE CAPITAL DEVELOPMENT CORP. FILES RESPONSE TO APPLICATION FOR RE-LISTING ON OVER-THE-COUNTER BULLETIN BOARD

LATEST MOVE IN PREVIOUSLY ANNOUNCED COMPANY-WIDE RESTRUCTURING PLAN TO CREATE LONG-TERM SHAREHOLDER VALUE

MIAMI, Sept. 23 /PRNewswire-FirstCall/ -- Advantage Capital Development Corp. (OTC Pink Sheets: AVCP - News), formerly CEC Industries Corp., announced today that it has submitted its responses to the comments issued by the NASD for its Form15c211 filing with the NASD to re-list its stock on the Over-the-Counter Bulletin Board (OTCBB).

Advantage Capital Development Corp. CEO Jeffrey Sternberg said the company meets all the necessary requirements for the OTCBB listing.

"The Bulletin Board listing provides better liquidity for our stock," Sternberg said. "While we have always been a fully reporting company, this will remove the stigma we believe is created by the Pink Sheet listing and will make our stock more accessible to brokerage firms and individual investors. This is just another positive step in our recently announced company-wide restructuring."

Sternberg said that given the recent changes in the structure of company to a regulated business development company (BDC), it believes it can, if it is successful with its financing efforts and execution of its business plan, position itself for an exchange listing in the future. Sternberg stressed that while there is no guarantee of a listing on either the Nasdaq or Amex, it is clearly one of the Company's medium-term goals.

Following a name change to better reflect its new business operations as a regulated BDC, the Company recently announced it has made an investment in Global IT Holdings, a New York-based holding company created to acquire targeted IT staffing firms. Advantage Capital received 15 percent equity in Global for its investment, which was made in the form of a collateralized senior debenture.


Safe Harbor Statement

The Private Securities Litigation Reform Act of 1995 provides a "safe harbor" for forward-looking statements. Certain of the statements contained herein, which are not historical facts, are forward-looking statements with respect to events, the occurrence of which involve risks and uncertainties. These forward-looking statements may be impacted, either positively or negatively, by various factors. Information concerning potential factors that could affect the Company is detailed from time to time in the Company's reports filed with the Securities and Exchange Commission.

Contact: Peter Nasca, 312-421-0723